Exhibit 99.1

Misonix Reports Nasdaq's Acceptance of Its Plan to Regain Listing Compliance

For Immediate Release

Corporate Contact	Investor Contact
Misonix Contact:	Joe Diaz
Joseph Dwyer	Lytham Partners
631-694-9555	602-889-9700
invest@misonix.com	info@misonix.com

FARMINGDALE, NY – November 28, 2016 — Misonix, Inc. (NASDAQ: MSON) (“Misonix” or the “Company”), an international surgical device company that designs, manufactures and markets innovative therapeutic ultrasonic products for spine surgery, neurosurgery, wound debridement, skull based surgery, laparoscopic surgery and other surgical applications, announced that The Nasdaq Stock Market LLC (“Nasdaq”) has accepted the Company's plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) which would permit the continued listing of Misonix common stock on the Nasdaq Global Market.

As previously disclosed, on September 15, 2016, the Company received a deficiency letter from Nasdaq indicating that the Company, as a result of not filing its Annual Report on Form 10-K (“10-K”) on September 13, 2016, was not in compliance with Listing Rule 5250(c)(1) of the Nasdaq Listing Rules (the “Listing Rules”) for continued listing. In addition, on November 10, 2016, the Company received a second deficiency letter from Nasdaq indicating that the Company, as a result of not filing its Quarterly Report on Form 10-Q (the “10-Q”) by November 9, 2016, together with its prior and ongoing failure to timely file its 10-K, was not in compliance with Listing Rule 5250(c)(1) for continued listing. In the letters, Nasdaq requested that Misonix submit a plan to regain compliance with the Listing Rules by November 14, 2016.

On November 14, 2016, Misonix submitted to Nasdaq a plan to regain compliance with the Listing Rules. After reviewing Misonix's plan to regain compliance, Nasdaq granted an exception to enable the Company to regain compliance with the Listing Rules. Under the terms of the exception, Misonix must file its 10-K and 10-Q on or before March 13, 2017. In the event that Misonix does not satisfy the terms set forth in the extension, Nasdaq will provide written notification that Misonix's common stock will be delisted. At that time, Misonix may appeal Nasdaq's determination for a panel review.

About Misonix

Misonix, Inc. designs, develops, manufactures and markets therapeutic ultrasonic medical devices. Misonix's therapeutic ultrasonic platform is the basis for several innovative medical technologies. Addressing a combined market estimated to be in excess of $1.5 billion annually; Misonix's proprietary ultrasonic medical devices are used in spine surgery, neurosurgery, orthopedic surgery, wound debridement, cosmetic surgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company's Web site at www.misonix.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company's business lines, the completion of the investigation related to identified deficiencies in internal control over financial reporting, and other factors discussed in the Company's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking relationships.

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